                   FIRST AMENDMENT TO THE TAUBMAN REALTY GROUP
                 LIMITED PARTNERSHIP 1992 INCENTIVE OPTION PLAN

          (As Amended and Restated Effective as of September 30, 1997)

     WHEREAS, THE TAUBMAN REALTY GROUP LIMITED  PARTNERSHIP,  a Delaware limited partnership  (including  any  successor  thereto  "TRG"  or  the  "Partnership")
maintains The Taubman Realty Group Limited  Partnership  1992  Incentive  Option
Plan (as Amended and Restated  Effective as of September 30, 1997) (the "Plan");
and

     WHEREAS,  pursuant to Section  8.1 of the Plan,  TRG has the  authority  to amend  the  Plan  and to  make  such  other  changes  as the  Partnership  deems advisable; and

     WHEREAS,  TRG desires to amend the Plan effective January 1, 2002 to permit an  Optionee's  payment  of the  Exercise  Price  in the  form of  Units  of the
Partnership, and to make such other changes as TRG deems desirable.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. Section 2.8 is amended in its entirety by substituting the following:

          "2.8 `Compensation  Committee' means the Compensation Committee of the
     Board of  Directors  of Taubman  Centers,  Inc. or such other  committee or individuals  designated by the Compensation  Committee to act on its behalf with respect to the Plan."

     2. The references in the Plan to the  "Partnership  Committee" are replaced by the term  "Managing  General  Partner"  and  Section  2.32 is  amended in its entirety by substituting the following:

          "2.32 `Managing General Partner' means the Managing General Partner of
     TRG as set forth in the Partnership  Agreement,  which is Taubman  Centers,
     Inc."

     3. Section 2.42 is amended in its entirety by substituting the following:

          "2.42 `TTC'  means The  Taubman  Company  L.L.C.,  a Delaware  limited liability company."

     4.  Section  4.1 is hereby  amended in its  entirety  by  substituting  the following:

          "4.1 Units of Partnership Interest Available. Incentive Options may be
     granted by TRG under the Plan from time to time to  purchase  an  aggregate
     Eight Million,  Eight Hundred  Eighty-Seven  Thousand,  Eight Hundred Sixty
     (8,887,860) Units of Partnership  Interest, as said number may be increased by the  action of the  Managing  General  Partner.  In the  event  that the
     Exercise  Price  for  Options  is paid in the form of Units of  Partnership
     Interest pursuant to Section 7.14, only those Units of Partnership Interest issued to the  Optionee  in excess  of the  number of Units of  Partnership
     Interest delivered by the Optionee as payment of the Exercise Price will be counted  for  purposes  of  determining  the  remaining  number of Units of
     Partnership  Interest to be made the subject of Incentive Options available for grant under the Plan."

                                      -1-

     5. Section 7.14 of the Plan is amended in its entirety by substituting  the following:

          "7.14 Payment of the Exercise Price.  The purchase price for each Unit of  Partnership  Interest  in  TRG  to be  purchased  upon  exercise  of an
     Incentive  Option  granted  under the Plan shall be paid in full in cash by the Optionee pursuant to the Option Agreement and in an amount equal to the
     Exercise  Price.  An Optionee may also elect to pay the purchase price upon exercise  of an  Incentive  Option  in the  form of  Units  of  Partnership
     Interest which have been  outstanding  for six (6) months by delivering the number of Units of Partnership  Interest which have a Fair Market Value (as defined in Section 2.18) equal to the Exercise  Price.  Upon receipt of the
     Exercise  Price  (whether in cash or by surrender  of Units of  Partnership
     Interest),  TRG  shall  issue  the  total  number  of Units of  Partnership
     Interest to which the Optionee has become  entitled in accordance  with the terms of the Option Agreement."

     6. Except as expressly  set forth herein,  the terms and  provisions of the
Plan shall continue unmodified and are hereby confirmed and ratified.

     7. This  Amendment  shall be binding  upon and inure to the  benefit of the parties hereto and their respective successors and assigns.

     8. This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

     IN WITNESS WHEREOF,  the undersigned have executed this Amendment as of the date first above written.

                                               TAUBMAN REALTY GROUP,
                                               a Delaware limited partnership

                                               By:      Taubman Centers, Inc.
                                               Its:     Managing General Partner

                                               By:      /Lisa Payne/
                                               ---------------------------------
                                                  Lisa Payne
                                               Its:     Chief Financial Officer